Exhibit 107

Calculation of Filing Fee Tables

                                            S-1
(Form Type)

                                            Mitesco, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common Stock, par value $0.0001 per share	457(o)			21,500,000	$.0000927	$1,993.50

	Equity	Representative’s warrants to purchase Common Stock (4)	457(g)			-	-	-
	Equity	Common Stock issuable upon exercise of the Representative’s warrants (5)	457(g)			$750,000	$.0000927	$69.53

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					22,250,000		$2,063.03
	Total Fees Previously Paid							$2,063.03

	Net Fee Due							$0

(1)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price of shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)

Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations, or other similar transactions.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(4)	No fee required pursuant to Rule 457(g).
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 150% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is equal to 150% of $500,000 (which is 5% of $10,000,000).